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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per share(1)	Maximum aggregate offering price(1)	Amount of registration fee(1)

Shares of common stock, par value $0.01 per share	290,514	—	—	—

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the registrant carried forward 290,514 shares of common stock that were previously registered, but remain unsold, pursuant to the registrant's prior registration statement on Form S-3 (File No. 333-202368) filed with the Securities and Exchange Commission on February 27, 2015, and the prospectus supplement to the prior registration statement filed with the Securities and Exchange Commission on August 31, 2015. The registration fee of $2,588.88 previously paid with respect to such unsold securities will continue to be applied to such unsold securities, and, as a result, no additional fee is paid hereby with respect to the securities offered hereunder. This paragraph shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement.

Filed pursuant to Rule 424(b)(7)
Registration No. 333-223236

Prospectus Supplement
(To Prospectus Dated February 26, 2018)

290,514 Shares of Common Stock Underlying Warrant

        This prospectus supplement relates to the resale from time to time by the selling stockholder named herein of 290,514 shares of our common stock, par value $0.01 per share, that are issuable upon the exercise of a currently outstanding warrant to purchase our common stock. The selling stockholder acquired the warrant to purchase common stock from us in a private placement that closed in September 2014. The shares of common stock covered by this prospectus supplement represent shares of common stock previously registered but unsold under a prospectus supplement, filed on August 31, 2015 (the "Prior Prospectus Supplement"), to the prospectus contained in our prior registration statement on Form S-3 (File No. 333-202368). This prospectus supplement to the prospectus contained in our new shelf registration statement on Form S-3 (File No. 333-223236) is being filed to maintain, in compliance with the warrant, an effective registration of the resale of the shares of our common stock issuable under the warrant. We are not selling any common stock under this prospectus supplement and will not receive any of the proceeds from the sale of shares by the selling stockholder. We will, however, receive net proceeds of the warrant to the extent exercised for cash.

        The selling stockholder may sell the shares of our common stock described in this prospectus supplement in a number of different ways and at varying prices. See "Plan of Distribution" on page S-10. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the resale of the shares. We will not be paying any underwriting discounts or commissions in connection with any resale.

        Our common stock is listed on the Nasdaq Global Select Market ("NASDAQ") under the symbol "LPNT." On February 23, 2018, the last reported sale price of our common stock on the NASDAQ was $42.75 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 26, 2018.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholder or any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the selling stockholder or any agent is making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

MARKET AND INDUSTRY DATA

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include market share and industry data and forecasts that we obtained from industry publications, third-party surveys and internal company surveys. Although we believe that the third-party sources are reliable, neither we nor the selling stockholder have independently verified market industry data provided by third parties or by industry or general publications, and neither we nor the selling stockholder take any further responsibility for this data. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we cannot assure you that they are accurate. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the sections entitled "Forward- Looking Statements" and "Risk Factors" below.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

        We own or have rights to use the trademarks, trade names and service marks that we use in conjunction with the operation of our business. We own the trademark Making Communities Healthier®, LifePoint Health® and LifePoint®. We do not own any trademark, trade names or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus supplement and the accompanying prospectus and in reports and in statements we file with the SEC and/or release to the public. In addition, our senior management makes forward-looking statements orally to analysts, investors, the media and others. Broadly speaking, forward-looking statements include:

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  projections of our revenues, net income, earnings per share, capital expenditures, cash flows, debt repayments, interest rates, operating statistics and data or other financial items;

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  efforts to reduce the cost of providing healthcare while increasing quality;

S-ii

  •
  descriptions of plans or objectives of our management for future operations, services or growth plans including acquisitions, divestitures, business strategies, core strategies and other initiatives, including our relationship with Duke University Health System, Inc. through Duke LifePoint Healthcare;

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  interpretations of Medicare and Medicaid laws and regulations and their effect on our business; and

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  descriptions of assumptions underlying or relating to any of the foregoing.

        In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, for example, we make forward-looking statements, including statements discussing our expectations about:

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  future financial performance and condition; future liquidity and capital resources;

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  future cash flows;

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  existing debt;

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  changes in depreciation and amortization expenses;

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  our business strategy and operating philosophy;

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  effects of competition in our markets;

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  costs of providing care to our patients;

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  our compliance with new and existing laws and regulations as well as costs and benefits associated with compliance;

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  the impact of national healthcare reform, including efforts to modify, repeal and/or replace the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010;

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  income from electronic health record incentive programs;

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  anticipated capital expenditures, including routine projects, investments in information systems and capital projects related to previous acquisitions and the expectation that capital commitments could be a significant component of future acquisitions;

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  timeframes for completion of capital projects;

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  implementation of supply chain management and revenue cycle functions;

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  accounting estimates and the impact of accounting methodologies;

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  industry and general economic trends;

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  consolidation of commercial insurance companies and patient shifts to lower cost healthcare plans which generally provide lower reimbursement;

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  participation in the healthcare exchanges and the impact of increasing enrollment by patients in insurance plans with narrow networks, tiered networks, high deductibles or high co-payments;

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  reimbursement changes, including policy considerations and changes resulting from state budgetary restrictions; patient volumes and related revenues;

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  the impact of cybersecurity threats;

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  claims and legal actions relating to professional liabilities;

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  governmental investigations and voluntary self-disclosures;

S-iii

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  physician recruiting, employment and retention; and

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  the impact of the Tax Cuts and Jobs Act.

        Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as "can," "could," "may," "should," "believe," "will," "would," "expect," "project," "estimate," "seek," "anticipate," "intend," "target," "continue," "predict" or similar expressions. You should not unduly rely on forward-looking statements, which give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. We do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

        There are several factors, some beyond our control that could cause results to differ significantly from our expectations. Some of these factors, as well as other factors such as market, operational, liquidity, interest rate and other risks, are described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Any factor described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein could by itself, or together with one or more factors, materially and adversely affect our business, results of operations and/or financial condition. There may be factors not described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein that could also cause results to differ from our expectations.

S-iv

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. Please read "Risk Factors" beginning on page S-4 of this prospectus supplement for more information about important risks that you should consider before buying our common stock. Unless otherwise indicated or the context otherwise requires, LifePoint Health, Inc. and its subsidiaries are referred to herein as "LifePoint," the "Company," "we," "our" or "us."

Our Company

        We own and operate community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities. At December 31, 2017, on a consolidated basis, we operated 71 hospital campuses in 22 states throughout the United States, having a total of 9,254 licensed beds. We generate revenues primarily through patient services offered at our facilities. We generated $6,291.4 million, $6,364.0 million and $5,214.3 million in revenues during the years ended December 31, 2017, 2016 and 2015, respectively. In 2017, we derived 53.8% of our revenues from the Medicare and Medicaid programs, collectively. Payments made to our facilities pursuant to the Medicare and Medicaid programs for services rendered rarely exceed our costs for such services. As a result, we rely largely on payments made by private or commercial payers, together with certain limited services provided to Medicare recipients, to generate an operating profit. The healthcare industry continues to endure a period where the costs of providing care are rising faster than reimbursement rates from government or private commercial payers. This places a premium on efficient operation, the ability to reduce or control costs and the need to leverage the benefits of our organization across all of our facilities.

        Our hospitals typically provide the range of medical and surgical services commonly available in hospitals in non-urban markets. These services include general surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, rehabilitation services, pediatric services, and, in some of our hospitals, specialized services such as open-heart surgery, skilled nursing, psychiatric care and neuro-surgery. In many markets, we also provide outpatient services such as same-day surgery, laboratory, x-ray, respiratory therapy, imaging, sports medicine and lithotripsy. The services provided at any specific hospital depend on factors such as community need for the service, whether physicians necessary to operate the service line safely are members of the medical staff of that hospital, whether the service might be supported by community residents, and any contractual or certificate of need restrictions that exist. Like most hospitals located in non-urban markets, our hospitals do not engage in extensive medical research and medical education programs. However, a number of our hospitals have affiliations with medical schools, including the clinical rotation of medical and pharmacy students, and two of our hospitals own and operate schools of nursing and other allied health professions.

        We seek to fulfill our mission of Making Communities Healthier® by striving to (1) improve the quality and types of healthcare services available in our communities; (2) provide physicians with a positive environment in which to practice medicine, with access to necessary equipment and resources; (3) develop and provide a positive work environment for employees; (4) expand each hospital's role as a community asset; and (5) improve each hospital's financial performance. We expect our hospitals to be the place where patients choose to come for care, where physicians want to practice medicine and where employees want to work.

The Private Placement

        As partial consideration in connection with our acquisition, effective September 1, 2014, of Conemaugh Health System, we issued a warrant to the selling stockholder to purchase 290,514 shares of our common stock at an exercise price of $74.15 per share. The warrant became exercisable ratably over three years beginning on September 1, 2015, is fully exercisable as of the date of this prospectus supplement, and expires August 31, 2024. No underwriters were involved with the issuance of the warrant. The warrant was issued in reliance on an exemption from registration requirements of the Securities Act of 1933, as amended, or the Securities Act, afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder, as a transaction not involving a public offering.

Additional Information

        We are a Delaware corporation. Our principal executive offices are located at 330 Seven Springs Way, Brentwood, Tennessee 37027 and our telephone number at that address is (615) 920-7000. Our corporate website address is www.lifepointhealth.net. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus and you should not rely on that information.

 THE OFFERING

Issuer	LifePoint Health, Inc.
Securities Offered by the Selling Stockholder

290,514 shares of common stock issuable upon the exercise of a currently outstanding warrant at an exercise price of $74.15 per share. We issued the warrant to the selling stockholder in a private placement that closed in September 2014.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus supplement. Upon exercise by the selling stockholder of the warrant for cash, the selling stockholder would pay us the exercise price set forth in the warrant. We expect to use any such proceeds for general corporate purposes.

Risk Factors	See "Risk Factors" beginning on page S-4 of this prospectus supplement for important information regarding us and an investment in our common stock.
Market for our common stock	Our common stock is listed on the NASDAQ under the symbol "LPNT."

RISK FACTORS

        You should carefully consider the risks described below and those incorporated by reference in this prospectus supplement and the accompanying prospectus, including those described in our Annual Report on Form 10-K for the year ended December 31, 2017, before making an investment in our common stock. Any of the risks described herein or therein could have a material adverse effect on our results of operation and financial condition. In such case, you may lose all or part of your investment in our common stock.

Risks Related to Our Common Stock

Our stock price may be volatile, and you may lose some or all of your investment.

        The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

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  variations in our operating performance and the performance of our competitors;

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  actual or anticipated fluctuations in our quarterly or annual operating results;

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  publication of research reports by securities analysts about us or our competitors or our industry;

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  our failure or the failure of our competitors to meet analysts' projections or guidance that we or our competitors may give to the market;

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  the passage of legislation or other regulatory developments affecting us or our industry;

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  additions and departures of key personnel;

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  strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

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  speculation in the press or investment community;

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  changes in accounting principles;

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  terrorist acts, acts of war or periods of widespread civil unrest;

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  natural disasters and other calamities; and

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  changes in general market and economic conditions and volatility in the stock market generally.

        In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Future sales of our common stock could adversely affect the market price.

        We have a large number of shares outstanding and available for resale. Sales by us or our stockholders of a substantial number of our shares of common stock in the public market after this offering, or the possibility that these sales may occur, could cause the market price for our common stock to decline. These sales, or the possibility that these sales may occur, could also make it more difficult for us to sell our common stock or other equity securities in the future at a time and at a price that we deem appropriate. As of February 16, 2018, 38,977,709 of our shares were outstanding, most of which are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act absent registration under the Securities Act.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

        Our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus supplement. Upon exercise by the selling stockholder of the warrant for cash, the selling stockholder would pay us the exercise price set forth in the warrant. We expect to use any such proceeds for general corporate purposes.

SELLING STOCKHOLDER

        We are registering the resale from time to time by the selling stockholder of 290,514 shares of common stock issuable upon the exercise of an outstanding warrant to purchase common stock. 1889—CHS Foundation, Inc. (formerly Conemaugh Health System Inc.), the selling stockholder, acquired the warrant on September 1, 2014 as partial consideration in connection with our acquisition of Conemaugh Health System. The warrant has an exercise price of $74.15 per share. The selling stockholder may also elect to exercise the warrant pursuant to a cashless exercise, in which case the number of shares of common stock issued to the selling stockholder upon exercise of the warrant will be reduced. The warrant became exercisable ratably over three years beginning on September 1, 2015, is fully exercisable as of the date of this prospectus supplement, and expires August 31, 2024.

        We do not know when or in what amounts the selling stockholder may offer the shares of common stock for sale. The selling stockholder might not sell any or all of the shares of common stock offered by this prospectus supplement. Because the selling stockholder may offer all or some of the shares of common stock pursuant to this offering, and because currently no sale of any of the shares of common stock is subject to any agreements, arrangements or understandings, we cannot estimate the number of the shares of common stock that will be held by the selling stockholder after completion of the offering.

        The table below includes information regarding ownership of our common stock by the selling stockholder and the number of shares that may be sold by it under this prospectus supplement. We have prepared this table based on information supplied to us by or on behalf of the selling stockholder. There are no material relationships with the selling stockholder other than our September 2014 acquisition of Conemaugh Health System pursuant to which the selling stockholder acquired the warrant.

			Common Stock Beneficially Owned After the Offering(1)
	Common Stock Beneficially Owned Prior to the Offering(1)(2)
		Common Stock Registered for Resale(3)
Name of Selling Stockholder			Number(4)	Percentage(4)
1889—CHS Foundation, Inc.(5)	290,514	290,514	0	*

*
Less than 1%.

(1)
Pursuant to Securities and Exchange Commission rules, a person is deemed to beneficially own a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2)
Includes only those shares of common stock that the selling stockholder has the right to receive upon the cash exercise of the warrant that are exercisable within 60 days of the date of this prospectus supplement.

(3)
Includes all shares of common stock that the selling stockholder has the right to receive upon the cash exercise of the outstanding warrant.

(4)
Assumes sale of all shares available for sale under this prospectus supplement and no further acquisitions of shares of common stock by the selling stockholder.

(5)
The address for 1889—CHS Foundation, Inc. is 4 Valley Pike, Johnstown, Pennsylvania 15905.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of certain material U.S. federal income tax considerations for non-U.S. holders (as defined below) relating to the acquisition, ownership and disposition of common stock issued pursuant to this offering. This summary deals only with common stock held as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code) by a holder and does not discuss the U.S. federal income tax considerations applicable to a holder that is subject to special treatment under U.S. federal income tax laws, including, but not limited to:

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  banks, insurance companies or other financial institutions;

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  persons subject to the alternative minimum tax;

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  tax-exempt organizations;

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  an integral part or controlled entity of a foreign sovereign;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  controlled foreign corporations or passive foreign investment companies;

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  certain former citizens or long-term residents of the United States;

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  persons who hold our common stock as a position in a hedging transaction, "straddle", "conversion transaction" or other risk reduction transaction;

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  persons deemed to sell our common stock under the constructive sale provisions of the Code; or

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  persons that own, actually or constructively, more than 5% of our shares.

        This summary is based upon provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, published rulings and judicial decisions, all as in effect as of the date hereof. Those authorities may be changed, perhaps retroactively, or may be subject to differing interpretations, which could result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances and does not address the Medicare tax imposed on certain investment income or any state, local, foreign, gift, estate or alternative minimum tax considerations.

        For purposes of this discussion, a "U.S. holder" is a beneficial holder of common stock that is: an individual citizen or resident of the United States for U.S. federal income tax purposes; a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        For purposes of this discussion a "non-U.S. holder" is a beneficial holder of common stock that is neither a U.S. holder nor a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

        If a partnership (or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding common stock is urged to consult its own tax advisors.

        PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THEIR PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR SPECIFIC SITUATIONS, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS).

Distributions on our Common Stock

        Subject to the discussion below under "—Foreign Account Tax Compliance Act," distributions paid with respect to common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits will be treated as a return of capital and will first be applied to reduce the non-U.S. holder's tax basis in its common stock, but not below zero. Any remaining amount will then be treated as gain from the sale or exchange of the common stock and will be treated as described under "—Disposition of our Common Stock" below.

        Distributions treated as dividends that are paid to a non-U.S. holder with respect to shares of our common stock will generally be subject to U.S. federal withholding tax at a rate of 30% (or lower applicable income tax treaty rate) of the gross amount of the dividends unless the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and dividends with respect to the common stock are effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, then although the non-U.S. holder will generally be exempt from the 30% U.S. federal withholding tax, provided certain certification requirements are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on those dividends on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. To claim the exemption from withholding with respect to any such effectively connected income, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an exemption or reduced rate of withholding tax under an applicable treaty must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), certifying such holder's qualification for the exemption or reduced rate. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the non-U.S. holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Disposition of our Common Stock

        Non-U.S. holders may recognize gain upon the sale, exchange, redemption or other taxable disposition of common stock. Subject to discussions below regarding backup withholding and foreign accounts, such gain generally will not be subject to U.S. federal income tax unless: (i) that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); (ii) the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year of that disposition, and certain other conditions are met; or (iii) we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the holder's holding period for our common stock, and certain other requirements are met. We have not determined whether we are a U.S. real property holding corporation, and no assurance can be given that we are not or will not become one in the future. If, however, we are or become a U.S. real property holding corporation, so long as our common stock is regularly traded on an established securities market, generally only a non-U.S. holder who holds or held directly or indirectly (at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder's holding period) more than five percent of our common stock will be subject to United States federal income tax on the disposition of our common stock. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a U.S. real property holding corporation.

        If a non-U.S. holder is an individual described in clause (i) of the preceding paragraph, the non-U.S. holder will generally be subject to tax on a net income basis at the regular graduated U.S. federal individual income tax rates in the same manner as if such holder were a resident of the United States, unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is an individual described in clause (ii) of the preceding paragraph, the non-U.S. holder will generally be subject to a flat 30% tax on the gain, which may be offset by certain U.S. source capital losses even though the non-U.S. holder is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. If a non-U.S. holder is a foreign corporation that falls under clause (i) of the preceding paragraph, it will be subject to tax on a net income basis at the regular graduated U.S. federal corporate income tax rates in the same manner as if it were a resident of the United States and, in addition, the non-U.S. holder may be subject to the branch profits tax at a rate equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits.

Information Reporting and Backup Withholding Tax

        We report to our non-U.S. holders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. All distributions to holders of common stock are subject to any applicable withholding. Information-reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder's conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then-applicable rate, which is currently 24%. Backup withholding, however, generally will not apply to distributions to a non-U.S. holder of our common stock, provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (as applicable), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of a non-U.S. holder's shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. If a non-U.S. holder sells its shares of our common stock through a U.S. broker or the U.S. office of a foreign broker, however, the broker will be required to report to the IRS the amount of proceeds paid to such non-U.S. holder, and to backup withhold on that amount, unless such non-U.S. holder is an exempt recipient or provides appropriate certification as to its non-U.S. status. Information reporting will also apply if a non-U.S. holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such non-U.S. holder is an exempt recipient or the broker has documentary evidence in its records of such non-U.S. holder's non-U.S. status and certain other conditions are met.

        Backup withholding is not an additional tax but merely an advance payment of U.S. federal income tax, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Foreign Account Tax Compliance Act

        Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act ("FATCA"), a 30% withholding tax ("FATCA withholding") may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include dividend payments on, and the gross proceeds from, the sale or other disposition of, our common stock. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common stock through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of our common stock could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

PLAN OF DISTRIBUTION

        We are registering the shares of common stock issuable to the selling stockholder upon exercise of the warrant to permit the resale of these shares of common stock by the selling stockholder from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

        The selling stockholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

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  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

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  a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

        The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus supplement. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus supplement. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

        In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

        The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the prospectus supplement to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

        To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriter, dealer or agent, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus supplement forms a part.

        The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the resale of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the warrant agreement.

LEGAL MATTERS

        The validity of our common stock offered hereby will be passed upon for us by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee.

EXPERTS

        The consolidated financial statements of LifePoint Health, Inc., appearing in LifePoint Health, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of LifePoint Health, Inc.'s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

        This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in, or incorporated by reference in, this prospectus supplement.

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  Annual Report on Form 10-K for the year ended December 31, 2017;

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  the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed on April 25, 2017; and

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  the description of our common stock contained in our Registration Statement on Form 10/A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference in this prospectus supplement additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and termination or completion of this offering (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K).

        You can obtain any of the documents incorporated by reference in this prospectus supplement through us or the SEC. Documents incorporated by reference in this prospectus supplement are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus supplement. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from:

LifePoint Health, Inc.
Attention: Investor Relations
330 Seven Springs Way
Brentwood, Tennessee 37027
Telephone: (615) 920-7000

        The information relating to us contained in this prospectus supplement does not purport to be complete and should be read together with the accompanying prospectus and the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

        You can also get more information by visiting our investor relations website at http://www.lifepointhealth.net. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus and you should not rely on that information.

PROSPECTUS

Common Stock

              We may offer and sell from time to time shares of our common stock, par value $0.01 per share, in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus at the time of offering. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts and on such terms as set forth in a prospectus supplement.

              You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

              Our common stock is listed on the Nasdaq Global Select Market under the symbol "LPNT."

              We or any selling stockholders may offer and sell shares of our common stock on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We or any selling stockholders reserve the sole right to accept, and together with any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any of our common stock, the relevant prospectus supplement will set forth any applicable commissions or discounts. The price to the public and our net proceeds from the sale of such common stock also will be set forth in the relevant prospectus supplement.

              Investing in these securities involves risks. You should carefully review the information under the heading "Risk Factors" on page 3 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2018.

ABOUT THIS PROSPECTUS

              This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. Under this shelf process, we or selling stockholders may sell, at any time and from time to time, the common stock described in this prospectus. For further information about our business and our common stock, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information you may find important in deciding whether to purchase the common stock that we or selling stockholders offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information; Incorporation by Reference."

              This prospectus provides you with a general description of the common stock that we or selling stockholders may offer. Each time common stock is offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information; Incorporation by Reference."

              We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

              Unless otherwise stated or the context requires otherwise, references to "LifePoint," "we," "us," "our" and the "Company" refer to LifePoint Health, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

              We make forward-looking statements in this prospectus, other reports and in statements we file with the SEC and/or release to the public. In addition, our senior management makes forward-looking statements orally to analysts, investors, the media and others. Broadly speaking, forward-looking statements include:

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  projections of our revenues, net income, earnings per share, capital expenditures, cash flows, debt repayments, interest rates, operating statistics and data or other financial items;

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  efforts to reduce the cost of providing healthcare while increasing quality;

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  descriptions of plans or objectives of our management for future operations, services or growth plans including acquisitions, divestitures, business strategies, core strategies and other initiatives, including our relationship with Duke University Health System, Inc. through Duke LifePoint Healthcare;

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  interpretations of Medicare and Medicaid laws and regulations and their effect on our business; and

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  descriptions of assumptions underlying or relating to any of the foregoing.

              In this prospectus and the documents incorporated by reference herein, for example, we make forward-looking statements, including statements discussing our expectations about:

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  future financial performance and condition;

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  future liquidity and capital resources;

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  future cash flows;

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  existing debt;

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  changes in depreciation and amortization expenses;

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  our business strategy and operating philosophy;

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  effects of competition in our markets;

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  costs of providing care to our patients;

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  our compliance with new and existing laws and regulations as well as costs and benefits associated with compliance;

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  the impact of national healthcare reform, including efforts to modify, repeal and/or replace the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010;

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  income from electronic health record incentive programs;

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  anticipated capital expenditures, including routine projects, investments in information systems and capital projects related to previous acquisitions and the expectation that capital commitments could be a significant component of future acquisitions;

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  timeframes for completion of capital projects;

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  implementation of supply chain management and revenue cycle functions;

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  accounting estimates and the impact of accounting methodologies;

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  industry and general economic trends;

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  consolidation of commercial insurance companies and patient shifts to lower cost healthcare plans which generally provide lower reimbursement;

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  participation in the healthcare exchanges and the impact of increasing enrollment by patients in insurance plans with narrow networks, tiered networks, high deductibles or high co-payments;

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  reimbursement changes, including policy considerations and changes resulting from state budgetary restrictions; patient volumes and related revenues;

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  the impact of cybersecurity threats;

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  claims and legal actions relating to professional liabilities;

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  governmental investigations and voluntary self-disclosures;

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  physician recruiting, employment and retention; and

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  the impact of the Tax Cuts and Jobs Act.

              Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as "can," "could," "may," "should," "believe," "will," "would," "expect," "project," "estimate," "seek," "anticipate," "intend," "target," "continue," "predict" or similar expressions. You should not unduly rely on forward-looking statements, which give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. We do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

              There are several factors, some beyond our control that could cause results to differ significantly from our expectations. Some of these factors are described in more detail in the section captioned "Risk Factors." Other factors, such as market, operational, liquidity, interest rate and other risks are described elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Any factor described in this prospectus or the documents incorporated by reference could by itself, or together with one or more factors, materially and adversely affect our business, results of operations and/or financial condition. There may be factors not described in this prospectus or the documents incorporated by reference herein that could also cause results to differ from our expectations.

RISK FACTORS

              Investing in shares of our common stock involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and the other documents incorporated by reference in this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in shares of our common stock. See "Where You Can Find More Information; Incorporation by Reference" below.

              These risks are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business operations. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such cases, you may lose all or part of your investment.

OUR COMPANY

              We own and operate community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities. At December 31, 2017, on a consolidated basis, we operated 71 hospital campuses in 22 states throughout the United States, having a total of 9,254 licensed beds. We generate revenues primarily through patient services offered at our facilities. We generated $6,291.4 million, $6,364.0 million and $5,214.3 million in revenues during the years ended December 31, 2017, 2016 and 2015, respectively. In 2017, we derived 53.8% of our revenues from the Medicare and Medicaid programs, collectively. Payments made to our facilities pursuant to the Medicare and Medicaid programs for services rendered rarely exceed our costs for such services. As a result, we rely largely on payments made by private or commercial payers, together with certain limited services provided to Medicare recipients, to generate an operating profit. The healthcare industry continues to endure a period where the costs of providing care are rising faster than reimbursement rates from government or private commercial payers. This places a premium on efficient operation, the ability to reduce or control costs and the need to leverage the benefits of our organization across all of our facilities.

              Our hospitals typically provide the range of medical and surgical services commonly available in hospitals in non-urban markets. These services include general surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, rehabilitation services, pediatric services, and, in some of our hospitals, specialized services such as open-heart surgery, skilled nursing, psychiatric care and neuro-surgery. In many markets, we also provide outpatient services such as same-day surgery, laboratory, x-ray, respiratory therapy, imaging, sports medicine and lithotripsy. The services provided at any specific hospital depend on factors such as community need for the service, whether physicians necessary to operate the service line safely are members of the medical staff of that hospital, whether the service might be supported by community residents, and any contractual or certificate of need restrictions that exist. Like most hospitals located in non-urban markets, our hospitals do not engage in extensive medical research and medical education programs. However, a number of our hospitals have affiliations with medical schools, including the clinical rotation of medical and pharmacy students, and two of our hospitals own and operate schools of nursing and other allied health professions.

              We seek to fulfill our mission of Making Communities Healthier® by striving to (1) improve the quality and types of healthcare services available in our communities; (2) provide physicians with a positive environment in which to practice medicine, with access to necessary equipment and resources; (3) develop and provide a positive work environment for employees; (4) expand each hospital's role as a community asset; and (5) improve each hospital's financial performance. We expect our hospitals to be the place where patients choose to come for care, where physicians want to practice medicine and where employees want to work.

Corporate Information

              Our principal executive office is located at 330 Seven Springs Way Brentwood, Tennessee, 37027, and our telephone number is (615) 920-7000. Our corporate website address is www.lifepointhealth.net. Information contained on our website is not a part of, or incorporated by reference in, this prospectus.

USE OF PROCEEDS

              The use of proceeds from a sale of securities will be described in the prospectus supplement related to the sale of those securities. We will not receive any proceeds from sales of common stock by any selling stockholders.

DESCRIPTION OF COMMON STOCK

              Our authorized capital stock consists of 90,000,000 authorized shares of common stock, par value $0.01 per share, and 10,000,000 authorized shares of preferred stock, of which 90,000 shares are designated as series A junior participating preferred stock, par value $0.01 per share. As of December 31, 2017 approximately 67,990,507 shares of our common stock were issued with approximately 28,632,630 shares held in treasury for a total of approximately 39,357,877 shares, net issued and outstanding. The total number of our shares issued and outstanding excludes 4,450,501 shares reserved for issuance upon the vesting of restricted stock units or upon the exercise of stock options for outstanding awards granted under our various stockholder approved stock based compensation plans as well as 345,538 shares reserved for issuance upon the exercise of issued and outstanding warrants. No shares of our preferred stock are issued and outstanding.

              This section summarizes the general terms of our common stock. The following summary is not meant to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended, and our seventh amended and restated bylaws.

Terms of Common Stock

              Holders of our common stock are entitled to one vote for each share they hold on all matters voted on by our stockholders, and are not entitled to cumulate votes for the election of directors. In the case of the election of directors in uncontested director elections, in order to be elected, a majority of the votes cast must be in favor of a nominee's election at a meeting of stockholders at which a quorum is present. In contested elections, directors must be elected by a plurality of the votes cast at a meeting of stockholders at which a quorum is present. Subject to any preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive any dividends that may be declared from time to time by our board of directors out of assets or funds legally available to pay dividends. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of holders of shares of our preferred stock, if any are then outstanding.

Anti-Takeover Provisions—Our Amended and Restated Certificate of Incorporation, Our Seventh Amended and Restated Bylaws and the DGCL

              Provisions in our amended and restated certificate of incorporation and seventh amended and restated bylaws might make it harder for a person or group to acquire us through a tender offer, proxy contest or otherwise. These provisions, include, for example, terms providing for:

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  the issuance of "blank check" shares of our preferred stock by our board of directors without the approval of holders of our common stock;

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  higher stockholder voting requirements for certain transactions, including business combinations with specified related parties (i.e., a "fair price provision");

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  a prohibition on taking actions by written consent of our stockholders;

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  restrictions on who is eligible to call a special meeting of our stockholders;

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  stockholder proposals to be brought before an annual meeting must comply with advance notice procedures;

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  classification of our board of directors into three classes; and

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  the removal of directors only for cause and only by a vote of 80% of our outstanding voting power.

              These provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company, although these proposals, if made, might be considered desirable by a majority of our stockholders. A further effect of these provisions (as compared to not including these provisions in our amended and restated certificate of incorporation and seventh amended and restated bylaws) could be to make it more difficult for third parties to cause the replacement of our board of directors. These provisions have been designed to enable us to develop our business and foster our long-term growth without the disruptions caused by the threat of a takeover not deemed by our board of directors to be in the best interest of us and our stockholders.

              We are governed by the provisions of Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time of the transaction in which the person became an interested stockholder. Subject to specified exceptions, for purposes of Section 203, an "interested stockholder" is defined as a person who, together with the person's affiliates and associates, owns, or within three years has owned, 15% or more of the corporation's voting stock. For purposes of Section 203, a "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value of 10% or more of either the aggregate market value of the consolidated assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation or which provide the interested stockholder with a financial benefit. These restrictions would not apply if:

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  our board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of our company (excluding shares owed by officers, directors, or specified employee purchase plans); or

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  at or subsequent to the time the transaction was approved by our board of directors, there was an affirmative vote of at least 66.66% of the outstanding voting stock of our company.

              The business combinations provisions of Section 203 of the DGCL may have the effect of prohibiting, deterring or delaying merger proposals, tender offers or other attempts to effect a change in control of our company that are not negotiated with and approved by our board of directors.

Limited Liability and Indemnification Provisions

              Our amended and restated certificate of incorporation limits, to the fullest extent now or hereafter permitted by the DGCL, the liability of a director to us or our stockholders for monetary damages for breach of his or her fiduciary duties as a director, except for liability:

  •
  for a breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the DGCL, relating to prohibited dividends, distributions and repurchases or redemptions of stock; or

  •
  for any transaction from which the director derives an improper personal benefit.

              This provision, however, will have no effect on the availability of equitable remedies, including injunctions and rescissions. Additionally, this provision will not limit liability under state or federal securities laws.

              Our amended and restated certificate of incorporation contains provisions for indemnification of directors and officers to the fullest extent permitted by federal or state securities law. Our amended and restated certificate of incorporation also permits us to maintain and pay premiums on an insurance policy on behalf of our directors and officers covering losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Forum Selection

              Our seventh amended and restated bylaws provides, unless we consent in writing to an alternative forum, that the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or other agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or our By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located in the State of Delaware or, if no state court located in the State of Delaware has jurisdiction, the federal district court of the District of Delaware). Any person that purchases or otherwise acquires an interest in our stock will be deemed to have notice of and agree to comply with the foregoing provisions.

Stock Exchange Listing

              Our common stock is listed on the Nasdaq Global Select Market under the symbol "LPNT."

Transfer Agent and Registrar

              The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar designated for our common stock will be identified in the applicable prospectus supplement.

SELLING STOCKHOLDERS

              We may register shares of common stock covered by this prospectus for re-offers and re-sales by any selling stockholders named in an applicable prospectus supplement. Selling stockholders may resell all, a portion or none of their shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with an applicable prospectus supplement naming the selling stockholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling stockholder(s).

 PLAN OF DISTRIBUTION

              We or selling stockholders may offer and sell our common stock described in this prospectus from time to time. We or selling stockholders may sell our common stock to one or more underwriters for public offering and sale by them; directly to investors; through agents or dealers; or we may use a combination of these methods. Any underwriter or agent involved in the offer and sale of our common stock will be named in the applicable prospectus supplement. We also reserve the right to sell our common stock directly to investors in those jurisdictions where we are authorized to do so.

              The distribution of our common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We or selling stockholders also may, from time to time, authorize underwriters acting as our agents to offer and sell our common stock upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of our common stock, underwriters may be deemed to have received compensation from us or selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. If we or selling stockholders use underwriters in the sale of securities, we or selling stockholders will execute an underwriting agreement with the underwriter at the time of sale.

              If a dealer is utilized in the sale of our common stock in respect of which this prospectus is delivered, we or the selling stockholders may sell common stock to the dealer, as principal. The dealer may then resell our common stock to the public at varying prices to be determined by the dealer at the time of resale.

              If we or selling stockholders use underwriters for a sale of our common stock, the underwriters will acquire the common stock for their own account. The underwriters may resell our common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We or selling stockholders may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

              Any underwriter, dealer or agent that will participate in a distribution of our common stock will be identified in the applicable prospectus supplement or other offering materials.

              Any underwriting compensation paid by us or selling stockholders to underwriters or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in distribution of our common stock may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act. We or selling stockholders may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us or selling stockholders for certain expenses.

              Our common stock may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the common stock as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Global Select Market or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through one or more market makers or into an existing trading market, on an exchange or otherwise, for common stock; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of our common stock which is not expected to exceed that customary in the types of transactions involved.

              In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

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  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

              If so indicated in the applicable prospectus supplement, we and certain selling stockholders may authorize dealers acting as agents to solicit offers by institutions to purchase common stock from us, selling stockholders or the dealers at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate offering price of the common stock sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but such contracts will in all cases be subject to approval by us.

              In the event we or selling stockholders sell common stock directly to investors, no underwriters, agents or dealers would be involved. We and certain selling stockholders may use electronic media, including the internet, to offer and sell our common stock directly.

              Our common stock also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. We or selling stockholders may enter into agreements with remarketing firms that entitle them to indemnification by us or selling stockholders against certain liabilities, including liabilities under the Securities Act.

              We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement will indicate, in connection with those derivatives, if such third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

              Any selling stockholders also may resell all or a portion of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided such selling stockholder meets the criteria and conforms to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the common stock is covered by the registration statement of which this prospectus forms a part.

              One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

LEGAL MATTERS

              Unless otherwise indiciated in a supplement to this prospectus, certain legal matters with respect to the validity of the common stock being offered by this prospectus will be passed upon for us by Waller Lansden Dortch & Davis, LLP. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

              The consolidated financial statements of LifePoint Health, Inc., appearing in LifePoint Health, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of LifePoint Health, Inc.'s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

              We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

              This prospectus incorporates by reference the documents set forth below that LifePoint has previously filed with the SEC. These documents contain important information about LifePoint. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus.

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

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  the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed on April 25, 2017; and

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  the description of our common stock contained in our Registration Statement on Form 10/A, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              We are also incorporating by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and termination or completion of the offering made by this prospectus (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K).

              You can obtain any of the documents incorporated by reference through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

LifePoint Health, Inc.
Attention: Investor Relations
330 Seven Springs Way
Brentwood, Tennessee 37027
Telephone: (615) 920-7000

              You can also get more information by visiting our investor relations website at http://www.lifepointhealth.net. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus and you should not rely on that information.

290,514 Shares of Common Stock Underlying Warrant

Prospectus Supplement

February 26, 2018